Exhibit (a)(3)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Class A Common Stock

of

FOX ENTERTAINMENT GROUP, INC.

Pursuant to the Offer by

FOX ACQUISITION CORP

to Exchange

1.90 Shares of Class A Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

NEWS CORPORATION

for

Each Outstanding Share of Class A Common Stock

of

FOX ENTERTAINMENT GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 7, 2005, UNLESS THE OFFER IS EXTENDED.

As set forth under “The Offer—Procedure for Tendering Shares” and “The Offer—Guaranteed Delivery” in the Prospectus (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined below) if (i) certificates representing shares of Class A Common Stock, par value $0.01 per share (collectively, the “Shares”), of Fox Entertainment Group, Inc., a Delaware corporation (“Fox”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit certificates representing the Shares and any other required documents to reach the Exchange Agent (as defined in the Letter of Transmittal) prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand to the Exchange Agent, or transmitted by telegram, facsimile transmission or mail to the Exchange Agent and must include a signature guarantee by an Eligible Institution (as defined in the Letter of Transmittal) in the form set forth herein. See the guaranteed delivery procedures described under “The Offer—Guaranteed Delivery” in the Prospectus.

The Exchange Agent for the Offer is:

Computershare Trust Company of New York

By Mail:	By Overnight:	By Hand:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, New York 10268-1010	Computershare Trust Company of New York By Facsimile: (212) 701-7636 Telephone: (212) 701-7600	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, New York 10005

By Facsimile Transmission: (For Eligible Institutions Only) (212) 701-7636	Confirm Facsimile Transmission By Telephone (212) 701-7600

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Fox Acquisition Corp, a Delaware corporation and a direct wholly owned subsidiary of News Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the News Corporation prospectus, dated January 10, 2005 (the “Prospectus”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in “The Offer—Guaranteed Delivery” in the Prospectus.

Signature(s):

Name(s) of Record Holder(s):

Please Print or Type Number of Shares:

Certificate Number(s) (If Available):

Dated: , 2005

Address(es):
Include Zip Code

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by Book-Entry Transfer: ☐

Name of Tendering Institution:

Account Number:

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THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or an “Eligible Guarantor Institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Exchange Agent’s accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Letter of Transmittal), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

NAME OF FIRM

ADDRESS

ZIP CODE

AREA CODE AND TELEPHONE NUMBER:

AUTHORIZED SIGNATURE

Name:
PLEASE PRINT OR TYPE

Title:

Date: , 2005

NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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